                                                                 Exhibit 10.20
                         EXECUTIVE EMPLOYMENT AGREEMENT

      EXECUTIVE  EMPLOYMENT  AGREEMENT,  dated as of December 11,  2000,  (the
"Agreement")  by and between  Medix  Resources,  Inc., a Colorado  corporation with its  principal  offices  located at Suite  301,  7100 E.  Belleview  Ave,
Greenwood  Village,   Colorado.   ("the  Company")  and  Gary  L.  Smith  (the
"Executive").

      NOW THEREFORE,  in  consideration  of the foregoing  premises and mutual covenants herein contained, the parties hereto agree as follows:

      1.    Employment.  The Company  agrees to employ the  Executive  and the
Executive agrees to serve the Company as its Executive Vice President and CFO.

      2.   Responsibilities  and  Supervision.   The  Executive  shall  devote
all of his business  time and  attention to the affairs of the Company and its affiliated  companies.  The  Executive  shall be  responsible  for the overall financial  administration  of the company in each case  subject to the general direction,  approval and supervision of the Company's Chief Executive  Officer and Board of Directors,  and to the  restrictions,  limitations and guidelines set forth by the Board of Directors in  resolutions  adopted in the minutes of the Board of  Directors  meetings,  copies of which  shall be  provided to the
Executive from time to time. In the  performance of his duties,  the Executive shall maintain an office at 305 Madison  Avenue New York, NY 10165.  The terms
"affiliate  of" a company or  "affiliated  company" as used  herein  means any company  directly or  indirectly  controlling,  controlled  by or under common control with the other  company.  A presumption of control shall exist for any person owning or controlling 10% or more of the outstanding  voting securities of a company, and any officer, director or general partner of a company.

      3.   Term   of    Employment.    The    period   of   the    Executive's
      employment under
this  Agreement  shall begin on December  11, 2000 and be for a 2-year  period ending December 11, 2002,  subject to the termination  provisions set forth in
Paragraphs 10, 11, and 12 hereunder.

        4. Duties.  During the period of his employment hereunder and except for illness,  specified vacation periods and reasonable leaves of absence, the
Executive  shall devote his best efforts and all his business time,  attention and skill to the  business  and  affairs  of the  Company  and its  affiliated companies,  as  such  business  and  affairs  now  exist  and as  they  may be hereinafter  changed or added to,  provided,  however,  that, with approval of the Board of Directors of the Company,  the Executive may serve,  on the board of  directors  of, or hold any other  offices or  positions  in,  companies or organizations  which, in such Board's judgment,  will not present any conflict of  interest  with the Company or any of its  subsidiaries  or  affiliates  or
divisions,   or  materially  affect  the  performance  of  Executive's  duties pursuant to this Agreement;  and further provided that the outside business is not a "Business  Opportunity" of the Company,  as defined  herein.  A Business
Opportunity of the Company shall be a product,  service,  investment,  venture or other opportunity, which is either:
        (a)   Directly related to or within the scope of the existing
business of the Company; or
        (b)   Within the logical scope of the business of the Company, as such  scope may be  expanded  or  altered  from  time-to-time  by the Board of
Directors.

        5. Compensation.  The Company shall pay to the Executive as compensation for his services, the base salary of  $200,000 per year or such higher salary as from time-to-time may be approved by the Board of Directors, payable bi-monthly in accordance with the Company's normal payroll procedures. The
Executive also is eligible to participate in an annual bonus plan, the terms and provisions of which will be decided by the Board of Directors.
            As additional compensation  hereunder,  upon the execution of this
Agreement,  the  Company  will  grant  to the  Executive  250,000  options  to purchase  common stock of the Company  under the  Company's  1999 Stock Option
Plan, at an exercise  price that is the closing  price of the Company's  stock on the  Executive's  start date,  December 11, 2000. Such options are intended to be classified as incentive  stock options for tax purposes,  and shall vest and  expire as  provided  on  Exhibit A  attached  hereto.  Terms of the Stock
Option  grant will be set forth in a Stock  Option  Agreement in the form used pursuant to such Plan.

      6.    Expense  Reimbursement.  The Company will  reimburse the Executive for all reasonable and necessary  expenses incurred by him in carrying out his duties  under this  Agreement,  including  entertainment,  travel and  lodging costs.  The Executive shall present to the Chief Executive  Officer each month an  itemized  account  of such  expenses  in such form as is  required  by the
Company's accounting policies.

      7.    Medical Coverage and Other Employee  Benefits.  The Executive will be  eligible  to  participate  in  the  Company's  current  standard  benefits package,  which provides health insurance with limited Company payments,  long term  disability,  limited  sick time  accrual,  paid  holidays,  401(k)  Plan participation  when eligible and term life insurance at  Executive's  cost, on the same basis as other Executives of the Company.

      8.  Vacation   Time.   The   Executive   shall  be  entitled
to take four (4) weeks
paid vacation per calendar year, which,  however shall vest at the rate of one
(1) week per full calendar  quarter  worked  hereunder.  Such vacation may not be taken in any greater than  consecutive  two (2) week  increments.  Vacation time not used by the  Executive  during the calendar  year will be  forfeited.
Compensation  for annual vacation time vested but not taken by Executive shall be paid to the Executive at the date of termination.

      9.    Obligations of Executive During and After Employment.
            (a)   The   Executive   agrees   that  during  the  terms  of  his
employment  under this Agreement or while  receiving  compensation  under this
Agreement,  he  will  engage  in no  other  business  activities  directly  or indirectly,  which are or may be competitive  with or which might place him in a competing position to that of the Company, or any affiliated company.
            (b)   The  Executive  realizes  that  during  the  course  of  his employment,  Executive will have produced  and/or have access to  confidential business plans, information,  business opportunity records,  notebooks,  data, formula,  specifications,  trade secrets,  customer  lists,  account lists and secret  inventions and processes of the Company and its affiliated  companies.
Therefore,  during his  employment by the Company or by an affiliated  company or while receiving compensation under this Agreement,  the Executive agrees to hold in confidence  and not to directly or indirectly  disclose or use or copy or make lists of any such information,  except to the extent authorized by the
Chief  Executive  Officer  of the  Company in  writing.  All  records,  files, business  plans,  documents,  equipment  and  the  like,  or  copies  thereof, including copies on Company computers,  relating to Company's business, or the business of an affiliated  company,  which Executive shall prepare, or use, or come into contact with,  shall remain the sole property of the Company,  or of an  affiliated  company,  and shall not be removed  from the  Company's or the affiliated  company's  premises  without  the  written  consent  of the  Chief
Executive  Officer,  and  shall  be  promptly  returned  to the  Company  upon termination of employment with the Company and its affiliated  companies.  The
Executive  further agrees that after the term of his  employment,  he will not disclose or make use of any  proprietary  information  owned by the Company or necessary  in the  operation  of the  Company's  products  or  products  under development.
            (c)   Because of his  employment  by the Company,  Executive  will have access to trade secrets and confidential  information  about the Company, its business plan, its business  opportunities,  and its expansion  plans into other geographical  areas and its methods of doing business.  Executive agrees that for a period of one (1) year  after  termination  of his  employment,  he will not,  directly or indirectly  compete with the Company in a business that is a "Business Opportunity" of the Company or defined in Section 4 above.
(d)   In the event a court of competent  jurisdiction  finds any  provision of this  Section 9  to be  so  over  broad  as to  be  unenforceable,  then  such provision  shall be  reduced  in scope by the  court,  but only to the  extent deemed  necessary  by  the  court  to  render  the  provision  reasonable  and enforceable,  it being the  Executive's  intention to provide the Company with the broadest protection possible against harmful competition.
(e)   Irreparable  harm should be presumed if any  provision of this Section 9 is  breached in any way.  Damages  would be  difficult  if not  impossible  to ascertain,  and the  faithful  observance  of all terms of such  Section is an essential  condition  of  employment  with  the  Company.  In  light  of these considerations,  Executive acknowledges that a court of competent jurisdiction should immediately enjoin any breach of this Agreement by Executive,  upon the
Company's  request and the Company is released from the requirement of posting any bond in connection with temporary or interlocutory  injunctive  relief, to the extent  permitted by law. Nothing herein shall be construed as prohibiting the Company from  pursuing any other remedy  available to the Company for such breach or  threatened  breach  including,  but not limited to, the recovery of damages from the Executive.

        10.   Termination by the Company.
        (a)   Termination  for Cause by the  Company.  During  the first year of the term of this  Agreement,  there can be no  termination of the Executive by the Company except for "Termination for Cause" as outlined below:
                  Notwithstanding   anything  herein  to  the  contrary,   the
Company  may,  without   liability,   terminate  the  Executive's   employment
hereunder  for cause  upon  five  days  written  notice,  and there  after the
Company's obligations hereunder shall cease and terminate.
                  Grounds for termination  "for cause" shall be one or more of the following:
            (1)   A  willful  breach of duty by the  Executive  during  the  course of his employment;
            (2)   The conviction of the Executive of a felony;
            (3)   Habitual neglect of duty by the Executive;
                  The Executive's  material failure to perform or meet objective and
                  measurable   standards   set  by  the  President  and  Chief
                  Executive  Officer  and  agreed  upon  by the  Executive  in advance.
      (b)   Termination  Without  Cause by the Company.  After the  completion of the initial year of  employment  hereunder,  the Company may  terminate the employment  of the  Executive  upon thirty (30) days  written  notice  without cause.  In the event of termination  without  cause,  the Company will pay the
Executive six (6) months salary as compensation.  In addition,  at least three months  prior to the  expiration  of this  contract,  the Company  will either notify the  Executive in writing that the contract will not be renewed or will commence  good faith  negotiation  to enter into a new or  modified  contract.
However,  failure to renew the Executive's  contract shall not be deemed to be
"termination without cause" hereunder.

        11.   Termination  by the  Executive.  The  Executive,  with or without cause, may terminate this  Agreement upon 90 days' written notice to the Company.  In such event,  the Executive  shall be required to render the services  required under this Agreement during such 90-day period,  unless otherwise  directed by the Board of Directors.  Executive will be compensated  only through the final day of his employment.

        12.   Termination   Upon  Death  of  Executive.   In  addition  to  any  other
            provision relating to  termination,  this Agreement shall terminate upon the Executive's death.  Upon  Executive's  death,  the Company shall pay in a lump sum, within 45 days of the  Executive's  death, to such person as the
Executive shall have designated  to the  Company  as his  beneficiary,  or,  if no such  person  is designated,  to  the  Executive's  estate,  an  amount equal  to  all  of the Executive's  accrued but unpaid base salary,  the value on the Company's books of any vested but unused  vacation time and accrued sick time,  and all unpaid expense reimbursements at the time of Executive's death.

      13.  Lump  Sum  Compensation.  In  the  event  of  the  occurrence  of a
      "Triggering
Event,"  which shall be defined to include (i) change in  ownership  of 50% or
more  of  the  outstanding  shares  of  the  Company,   or  (ii)  the  merger,
consolidation,  reorganization or liquidation of the Company that results in a change in ownership of 50% or more in the direct or indirect  ownership of the
Company before the merger,  consolidation,  reorganization or liquidation, the
Executive  shall  receive a lump sum  compensation  equal to his annual salary and  incentive  or bonus  payments,  if any,  as would  have  been paid to the
Executive  during the Company's  then current fiscal year (as if the Executive had been employed for the full fiscal year),  within 30 days of the Triggering
Event.  All of  Executive's  granted but unvested  options  shall  immediately vest  upon  the  occurrence  of a  Triggering  Event,  and  all of the  shares underlying  all the options held by him shall be  registered on a Form S-8 (or any  successor  form) in a timely  manner  (no more  than 45 days  after  such
Triggering  Event),  to be  sold to his by the  Company  or its  successor  as unrestricted and freely tradable shares.  If the total amount of the change of control  compensation  were to exceed three times the Executive's  base salary
(the average annual taxable  compensation  of the Executive for the five years preceding  the year in which the change of control  occurs),  the  Company and the Executive may agree to reduce the lump sum  compensation to be received by
Executive  in order to avoid the  imposition  of the golden  parachute  tax as provided  in the Tax Reform  Act of 1984,  as amended by the Tax Reform Act of
1986.
            In the  event  the  Executive  is  required  to  hire  counsel  to negotiate on his behalf in  connection  with his  termination  or  resignation from the Company upon the  occurrence  of a Triggering  Event,  or in order to enforce  his rights and the  obligations  of the  Company as  provided in this
Paragraph,  the  Company  shall  reimburse  to the  Executive  all  reasonable attorney's  fees which may be expended by the  Executive in seeking to enforce the terms  hereof.  Such  reimbursement  shall be paid every 30 days after the
Executive  provides  copies of invoices  from the  Executive's  counsel to the
Company.

       14.        Indemnification.   The  Company  shall  indemnify  and  hold
harmless  Executive to the fullest  extent and in the manner  permitted by the provisions  of the  Colorado  Business  Corporation  Act, as it may be amended from  time to time.  To the  extent  that  any of the  Company's  officers  or directors are covered by or benefit from one or more  director's and officer's liability  insurance  policies,  the  Executive  shall  also be  covered by or benefit from such policy or policies.

            15.   Arbitration.  Any controversy,  dispute or claim arising out of, or relating to this  Agreement  and/or its  interpretation  shall,  unless resolved by  agreement of the parties,  be settled by binding  arbitration  in
Denver,  Colorado in  accordance  with the Rules of the  American  Arbitration
Association  for  employment   disputes  then  existing.   This  Agreement  to
arbitrate shall be specifically  enforceable under the prevailing  arbitration laws of the State of Colorado.  The award  rendered by the  arbitrators  shall be final and  judgment may be entered upon the award in any court of the State of  Colorado  having  jurisdiction  of the  matter.  If any  legal  proceeding and/or  arbitration  is  brought to  enforce  or  interpret  the terms of this
Agreement,  each  party  shall  bear  its  own  attorney's  fees,  costs,  and necessary  disbursements in such legal proceeding and/or arbitration except as otherwise provided herein.

      16.   General Provisions.
            (a)   The Executive's  rights and obligations under this Agreement shall not be  transferable by assignment or otherwise,  nor shall  Executive's
rights  be  subject  to   encumbrance  or  to  the  claims  of  the  Company's
creditors.  Nothing in this Agreement shall prevent the  consolidation  of the
Company,  with or its merger into, any other  corporation,  or the sale by the
Company of all or substantially  all of its property or assets.  However,  the rights of the Executive  hereunder shall be enforceable  against any successor to the  Company,  and the rights of the Company  hereunder  shall  benefit any successor to the Company.
            (b)   This  Agreement and the rights of Executive  with respect to the  obligations  and  benefits  of  employment  recited  in  this  Agreement, constitute the entire  Agreement  between the parties hereto in respect of the employment  of the  Executive by the Company and  supersede  any and all other agreements  either oral or in writing  between the parties hereto with respect to the employment of the Executive.
            (c)   The  provisions  of this  Agreement  shall  be  regarded  as divisible,  and if any of said  provisions  or any part there of are  declared invalid or  unenforceable by a court of competent  jurisdiction,  the validity and  enforceability  of the remainder of such provisions or parts there of and the applicability there of shall not be affected there by.
            (d)   This  Agreement  may not be amended or modified  except by a written instrument executed by Company and Executive.
            (e)   This  Agreement  and the  rights and  obligations  hereunder shall be governed by and  construed in  accordance  with the laws of the State of Colorado, excluding however, the provisions governing conflicts of laws.

            17.   Construction.   Throughout  this  Agreement,   the  singular
shall include the plural,  and the plural shall include the singular,  and the masculine  and neuter  shall  include the  feminine,  wherever  the context so requires.

            18.   Text to Control.  The  headings of  paragraphs  and sections are included  solely for  convenience  of reference.  If any conflict  between any heading and the text of this Agreement exists, the text shall control.

            19.   Authority.  The officer  executing  this Agreement on behalf of the  Company  has been  empowered  and  directed  to do so by the  Board of
Directors of the Company.

      IN WITNESS  WHEREOF,  the Company and the Executive  hereby execute this
Agreement,  as of the date first above written,  with the full intention to be mutually bound by the terms hereof.

                  FOR THE COMPANY:
                  MEDIX RESOURCES, INC.

            By:   /s/John R. Prufeta
                  John R. Prufeta
                  President and Chief Executive Officer

                  THE EXECUTIVE:

            By:   /s/ Gary L. Smith
                  Gary L. Smith

EXHIBIT A

                              VESTING SCHEDULE FOR OPTIONS

Options covering 250,000 shares of the Company common stock shall be granted to Executive upon the execution of this Employment Agreement, which shall vest as follows: options covering 50,000 shares will vest immediately and options covering 25,000 shares shall vest on the same date of each third month from the prior vesting date, until all options have vested (which date shall be 21 months from the date of this Agreement), so long as Executive is still employed by the Company on each of those vesting dates.  However, in order to qualify for the exemption provided by Rule 16b-3, in no case shall
Executive transfer or dispose of any option (other than by exercise) or the underlying common stock granted hereunder for a period of six months plus one day from the date of this Agreement.  The expiration date of all of the options granted hereunder shall be the earlier of five years from the date of this Agreement or 90 days after the Executive leaves the employment of the
Company.